Exhibit 10.5

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of July [●], 2026, by and among Green Circle Decarbonize Technology Ltd, (the “Issuer”), and Revere Securities LLC (the “Placement Agent”), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer is offering to an “accredited investor” (the “Investor”), on a “best efforts” basis in a private placement offering (the “Offering”), (a) a convertible Note in the aggregate principal amount of US$10,000,000 (representing an aggregate Subscription Amount of US$8,000,000 multiplied by 1.25) (the “Note”), to be funded in tranches as set forth in Section 2.2 of the executed Securities Purchase Agreement between the Issuer and the Investor dated as of the date hereof (the “Securities Purchase Agreement”), and (b) warrants to purchase an aggregate of [●] Ordinary Shares (depending on the conversion ratio) (the “Common Warrants”). The total gross proceeds to the Issuer is up to US$8,000,000 (exclusive of any amounts received upon the cash exercise of any Common Warrants) (the “Offering Amount”);

WHEREAS, the Issuer will be obligated, subsequent to the initial closing of the Offering, to prepare and file with the Commission two resale registration statements covering, respectively, the Ordinary Shares underlying the Warrants and the Ordinary Shares underlying the Note (collectively, the “Resale Registration Statements”);

WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the Investor in connection with such Offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Issuer, the Investor and the Placement Agent intend that [(i) US$2,000,000 of the Offering Amount will be funded by the Investor and released to the Issuer by the Escrow Agent at or prior to the initial closing date of the Offering], (ii) US$500,000 of the Offering Amount will be funded by the Investor and released to the Issuer by the Escrow Agent upon the filing or submission (confidential or otherwise) by the Issuer of the later-filed or later-submitted Resale Registration Statement, and (iii) US$5,500,000 of the Offering Amount will be funded by the Investor and released to the Issuer by the Escrow Agent upon the initial later-filed Resale Registration Statement being declared effective by the Commission; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at J.P. Morgan Chase Bank (the “Bank”) into which the subscription monies, which are received by the Escrow Agent from the Investor and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet; Securities Purchase Agreement. Each capitalized term not otherwise defined in this Agreement which is defined in the Information Sheet (as defined below) shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”). Capitalized terms not defined in this Agreement and the Information Sheet shall have the meanings ascribed to them in the Securities Purchase Agreement.

2. Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”); while the funds are on deposit, the Escrow Agent may earn bank credits or other consideration. The purpose of the Bank Account is for (a) the deposit of all subscription monies (wire transfers) from the Investor which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2 Reserved.

2.3 The “Offering Period,” which shall be deemed to commence on the date hereof, shall consist of the number of Calendar Days or Business Days set forth on the Information Sheet; provided, however, that the Offering Period shall be of sufficient duration to include the period required for the Resale Registration Statements to be declared effective by the Commission. The Offering Period shall be extended at the Placement Agent’s discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next Calendar Day following the expiration of the Offering Period, shall consist of the number of Calendar Days or Business Days set forth on the Information Sheet; provided, further, that such Extension Period may be utilized to allow for the Resale Registration Statements to be declared effective by the Commission. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date the Escrow Agent shall not accept any additional amounts representing payments by the Investor.

3. Deposits to the Bank Account.

3.1 The Investor shall promptly deliver to the Escrow Agent the applicable portion of the Subscription Amount as set forth below, which monies shall be in the form of wire transfers:

(a)	The Investor shall deliver US$2,000,000 to the Escrow Agent on or prior to the initial closing date of the Offering;

(b)	The Investor shall deliver US$500,000 to the Escrow Agent no later than one (1) Business Day after the Issuer files or submits (confidential or otherwise) the initial later-filed or later-submitted Registration Statement to the Commission (the “Filing Tranche”); and

(c)	The Investor shall deliver US$5,500,000 to the Escrow Agent no later than one (1) Business Day after the Commission declares the later of the Registration Statements effective (the “Effectiveness Tranche”).

Upon the Escrow Agent’s receipt of such monies, such monies shall be credited to the Escrow Account.

3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the Person making such deposit, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).

3.3 The Escrow Agent shall not accept or recognize for credit to the Escrow Account, any deposit, including deposits made by bank wire, for which the Escrow Agent has not received the appropriate Subscription Information defined in paragraph 3.2.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by the Investor, whether by check or wire, except during the Escrow Agent’s regular business hours.

3.5 The Escrow Agent shall only be required to accept funds which have been deposited into the Bank Account, accompanied by the reserve subscription information, cleared the banking system and collected by the Escrow Agent, referred to as the “Fund.”

3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon joint written instructions signed by both the Issuer and the Placement Agent.

3.7 Reserve.

4. Disbursement from the Bank Account.

4.1 If by the close of regular banking hours on the Termination Date the Offering has not closed pursuant to joint written instructions from the Issuer and the Placement Agent, the Escrow Agent shall promptly refund to the Investor the amount of payment received from the Investor which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom by the Escrow Agent, by rejecting the received deposits to the originating bank account and transmitting it to the Investor. In such an event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2 Disbursements shall be made as follows:

(a)	If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for release of funds have been met for closing of the Offering, the Escrow Agent shall promptly disburse US$2,000,000 in accordance with instructions contained in such joint written instructions or in a flow of funds memorandum.

(b)	If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that the later-filed or later-submitted Resale Registration Statement has been filed or submitted (confidential or otherwise), the Escrow Agent shall promptly disburse US$500,000 in accordance with instructions contained in such joint written instructions or in a flow of funds memorandum.

(c)	If at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent the Commission has declared effective the later Resale Registration Statement, the Escrow Agent shall promptly disburse US$5,500,000 in accordance with instructions contained in such joint written instructions or in a flow of funds memorandum.

4.3 Upon the Escrow Agent receiving notification of the final disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the selling agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

5.3 The Escrow Agent shall not be required to accept from the Placement Agent (or the Issuer) any Subscription Information pertaining to the Investor unless such Subscription Information is accompanied by wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent (or the Issuer) except as to the amount of such payments; however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceedings to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Issuer fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to the Investor, without interest thereon or deduction by the Escrow Agent. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Issuer shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7. Representations and Warranties. The Issuer and the Placement Agent hereby jointly and severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the Investor have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the Investor for the amount of Securities set forth in such Subscription Information.

7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer and the Placement Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

9. Indemnification and Contribution.

9.1 The Issuer and the Placement Agent (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:	Francis Wolf
Title:	Vice President

PLACEMENT AGENT

REVERE SECURITIES LLC

By:
Name:	William (Bill) Moreno
Title:	Chairman

ISSUER

Green Circle Decarbonize Technology Ltd

By:
Name:	Chan Kam Biu Richard
Title:	Chief Executive Officer and Director

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer
Name: Green Circle Decarbonize Technology Ltd
Address: Unit 1809, Prosperity Place, 6 Shing Yip St.
Kwun Tong, Kowloon, Hong Kong

2.	The Placement Agent
Name: Revere Securities LLC
Address: 560 Lexington Avenue, 16th Floor, New York New York 10022

3.	The Securities
Description of the Securities to be offered: 1) Convertible Note with a notional value of $10,000,000. 2) Common Warrants

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account
Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: N/A

5.	Plan of Distribution of the Securities
Initial Offering Period: Through September 30, 2026.
Extension Period, if any: 3 months extension

6.	Title of Escrow Account:
“CST&T AAF ******

7.	Escrow Agent Fees and Charges
$7,500 due at first closing. Up to two additional closings are included in the initial offering period at no additional cost. The Escrow Agent shall be paid a fee of $1,000.00 for each additional closing over the allocation of three in the Initial Offering Period or any closing after the expiration of the Initial Offering Period, as extended; (Note: $250.00 online “view only” access to the bank account is included). A fee of $1,000 will be payable for document review services related to each amendment/extension to the Escrow Agreement. A fee of $5,000.00 will be charged if the escrow agreement is terminated and or for any reason the deposited funds are required to be returned to the investors.

Distribution charges: $50.00 per wire